Premier Power Reports Record Q2 2011 revenues of $26.6 Million

•	Record revenues of $26.6 Million in Q2; Trailing Twelve Months revenues of $113.7 Million

•	North America reports revenues of $9.9 Million in Q2 2011, an increase of 34% from Q1 2011

•	European operations report revenues of $16.7 Million and increase of 206% from Q1 2011

EL DORADO HILLS, Calif.-- (BUSINESS WIRE) -- Premier Power Renewable Energy, Inc. (OTCBB:PPRW), a global leader in the development, design, engineering, and construction of solar power systems for commercial, government, and utility markets globally today announced results for its first quarter ended June 30, 2011.

Revenue for the second quarter of 2011 increased 194% to $26.6 million, up $17.5 million from $9.0 million achieved in the same period last year.  Second quarter revenues were driven by strong performance from the company’s North America and European business segments that was enhanced by the continued expansion in to Eastern Europe and the stability of the new Italian Feed-In-Tariff.

North American segment recorded revenue of $9.9 million in the second quarter, up $8.9 million as compared to the same period in 2010.  This growth was largely driven by the expansion of our commercial projects offset by the elimination of our residential business line.

Our European segments recorded revenue of $16.7 million, up $8.6 million and 108% as compared to the same period in 2010.  Revenue from our Italian segment was $8.3 million, up from $3.4 million in the same period in 2010.  Revenue from our Other European segment was $8.4 million, up from $4.6 million in the same period in 2010.

“We are proud that we continue to see revenue growth in the ever changing solar market.  With this revenue growth we are focused on reaching profitability and are making every effort to accomplish this” said Dean Marks, chairman and chief executive officer of Premier Power.  “In particular we are particularly proud of the completion a 2mW solar plant in Southern Italy; a 2mW commercial project in the Los Angeles basin in the second quarter; and a 3.1mW school district in Colorado.”

Non-GAAP operating loss, excluding share-based compensation and amortization of intangibles, decreased to $1.5 million for the second quarter of 2011 from a Non-GAAP operating loss, excluding share-based compensation and amortization of intangibles, of $1.6 million for the comparable period in 2010.  Included in the second quarter of 2011 included several nonrecurring charges amounting to approximately $0.4 million related to the write-off of one European project and legal fees associated with a potential acquisition that was not completed.

“Our operating expenses, excluding share-based compensation and amortization of intangibles, have continued to decrease as we continue to streamline our operations,” said Frank J. Sansone, chief financial officer of Premier Power.  “We look at the upcoming third quarter as a very positive sign for the company as we expand our efforts in to Eastern Europe and progress on several high profile North American projects.”

In the second quarter, the Company received a strategic investment.  The Company issued 2,350,000 shares of Series C Stock, a warrant to purchase 2,000,000 shares of the Company’s common stock (“Series C warrant”) and a six month option to acquire 250,000 additional shares of the Series C Stock (“Series C Option”) in exchange for $2,350,000.  The Company incurred expenses of $250,000 related to the offering, resulting in net proceeds of $2,100,000.  The Series C Stock is convertible into shares of the Company’s common stock and have a stated value equal to $1.30 and a conversion value of $1.00 per share.  At the time of closing the Company’s stock price was $0.69 per common share.

2011 Financial Outlook:

The company reaffirms its revenue guidance for the year ended December 31, 2011, revenues in the range of $100 million to $120 million, representing year-over-year growth of 15% - 38%.

Raising capital remains an important component to Premier Power meeting its 2011 financial outlook as we continue to focus our efforts in the North American and emerging solar markets.

About Premier Power

Premier Power Renewable Energy, Inc. is a leading global provider of large and small-scale solar power systems, delivering unmatched experience to commercial, governmental and residential customers globally. Premier Power designs, engineers and integrates the solar industry's leading products. Premier Power's technologies and services have enabled its customers to maximize clean energy output along with project savings. Today, Premier Power designs and deploys the most innovative solar electric systems through market-leading innovation and exceptional customer service. Premier Power is headquartered in El Dorado Hills, CA and has common stock quoted on the OTC Bulletin Board under the symbol PPRW.OB. Additional information is available at the Company's website at www.premierpower.com.
Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the company's products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable.

There are also risks that the company's pursuit of providing solar solutions globally might not be successful, or that if successful, it will not materially enhance the company's financial performance; that the company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the company's relationship with its customers; and that delays in projects, competitive pressures or technical difficulties could impact timely delivery of revenues and projects; and other risks and uncertainties that are described from time to time in Premier Power’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The company specifically disclaims any responsibility for updating these forward-looking statements.

Contact
Investor Relations
(916) 939-0400
ir @premierpower.com

PREMIER POWER RENEWABLEENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudted)	(unaudted)	(unaudted)	(unaudted)
Revenues	$26,550	$9,026	$39,361	$12,425
Cost of revenues	(25,589)	(8,576)	(38,394)	(11,944)
Gross margin	961	450	967	481

Operating expenses:
Selling and marketing	1,217	771	2,240	1,512
General and administrative	1,691	1,521	3,524	3,181
Total operating expenses	2,908	2,292	5,764	4,693

Operating loss	(1,947)	(1,842)	(4,797)	(4,212)

Other income (expense):
Interest expense	(50)	(38)	(81)	(75)
Other income (expense)	100	(64)	99	(64)
Change in fair value of contingent consideration liability	-	4,522	(92)	5,776
Loss on extinguishment of contingent consideration liability	-	-	(952)	-
Interest income	-	4	1	5
Total other income (expense), net	50	4,424	(1,025)	5,642

(Loss) Income before income taxes	(1,897)	2,582	(5,822)	1,430

Income tax benefit (provision)	(9)	(1,855)	177	(1,509)

Net (loss) income	(1,906)	727	(5,645)	(79)

Less: Deemed dividend related to beneficial conversion feature on Series C Preferred Stock	(96)	-	(96)	-

Net loss attributable to common shareholders	$(2,002)	$727	$(5,741)	$(79)

(Loss) income Per Share:

Basic	$(0.07)	$0.03	$(0.20)	$(0.00)
Diluted	$(0.07)	$0.02	$(0.20)	$(0.00)

Weighted Average Shares Outstanding:

Basic	29,895	26,602	28,485	26,582
Diluted	29,895	32,902	28,485	26,582

PREMIER POWER RENEWABLEENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Supplemental Financial Data
Non-GAAP operating loss excluding share-based compensation expense and amortization of intangibles	$(1,493)	$(1,561)	$(3,719)	$(3,549)

Calculation of non-GAAP operating income (loss)
GAAP operating income (loss)	$(1,947)	$(1,842)	$(4,797)	$(4,212)

Add:
Share-based compensation expense	432	237	1,034	482
Amortization of intangibles	22	44	44	181

Non-GAAP operating income (loss) excluding share-based compensation expense and amortization of intangibles	$(1,493)	$(1,561)	$(3,719)	$(3,549)

Detail of Share-based Compensation Expense
Cost of revenues	$58	$61	$101	$150
Selling and marketing	204	41	479	66
General and administrative	170	135	454	266
	$432	$237	$1,034	$482

Notes to Unaudited Consolidated Statements of Operations:

This press release and its attachments include the non-GAAP financial measures of operating (loss) income excluding share-based compensation expense and amortization of intangibles. We use this non- GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to such non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. This non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, operating income (loss) calclalted in accordance with GAAP.

Non-GAAP operating income (loss) is defined as follows: GAAP operating income (loss) excluding share-based compensation expense and amortization of intangibles. Share-based compensation expense is recorded in accordance with the FASB Accounting Standards Codification (ASC 718) Compensation – Stock Compensation (formerly Statement of Financial Accounting Standard No. 123R, “Share-Based Payment”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful to review the supplemental non-GAAP financial measures, which excludes expenses related to share-based compensation and amortization of intangibles in evaluating the Company, its management team and business unit performance during a particular time period. Share-based compensation expenseand amortization of intangibles are not the responsibility of operating managers and generally cannot be changed or influenced by management.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to share-based compensation expense and amortization of intangibles because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company's business units.